UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2026

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K, effective June 22, 2026, Laura Cockrill was appointed as Executive Vice President and Chief Financial Officer of Reinsurance Group of America, Incorporated (the “Company”). Ms. Cockrill previously served as the Company’s Chief Strategy Officer.

On July 2, 2026, the Human Capital and Compensation Committee of the Company’s Board of Directors (the “Committee”) approved adjustments to Ms. Cockrill’s compensation. Ms. Cockrill’s annual base salary was increased to $650,000, and her Annual Bonus Plan target was increased to 175% of base salary. In addition, Ms. Cockrill’s target grant value for long-term incentive (“LTI”) awards was increased to 300% of her base salary. Any LTI awards to be granted to Ms. Cockrill will be granted in 2027 in the form, and upon terms and conditions, approved by the Committee at that time.

Ms. Cockrill was awarded a retention bonus of $1,000,000, approved by the Committee, prior to her appointment as Executive Vice President and Chief Financial Officer. The retention bonus will be paid out in three tranches, in accordance with its terms, as follows: $200,000 in April of 2027, $300,000 in April of 2028, and $500,000 in April of 2029.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: July 9, 2026	By:	/s/ My Chi To
My Chi To
Executive Vice President, Chief Legal Officer & Corporate Secretary